Exhibit 4
                         SAVANNAH ELECTRIC AND POWER COMPANY

                                          to

                               NATIONSBANK OF GEORGIA,
                                 NATIONAL ASSOCIATION

                                                  Trustee.




                                 ____________________


                         Twenty-eighth Supplemental Indenture

                               Dated as of May 1, 1995


                                 ____________________



                  Supplementing and Modifying Indenture of Mortgage
                              dated as of March 1, 1945
                                         and
                            Creating First Mortgage Bonds,
                            7 7/8% Series due May 1, 2025

               THIS TWENTY-EIGHTH SUPPLEMENTAL INDENTURE dated as of May 1, 1995, made by SAVANNAH ELECTRIC AND POWER COMPANY (its federal identification number being 58-0418070), a Georgia corporation (hereinafter called the "Company"), party of the first part, and NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, formerly The Citizens and Southern National Bank of Savannah, Georgia, a national banking association duly organized and existing under the laws of the United States of America (its federal identification number being 58-0193243), and having its principal corporate trust office in the City of Atlanta in the State of Georgia (hereinafter sometimes called the "Trustee"), party of the second part.

               WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture of Mortgage dated as of March 1, 1945 (hereinafter called the "Original Indenture"), to secure, as provided therein, its bonds (in the Original Indenture and herein sometimes called the "Bonds"), to be designated generally as its "First Mortgage Bonds", and to be issued in one or more series as provided in the Original Indenture; and

               WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of March 1, 1948, a Second Supplemental Indenture dated as of December 1, 1953, a Third Supplemental Indenture dated as of October 1, 1954, a Fourth Supplemental Indenture dated as of May 1, 1956, a Fifth Supplemental Indenture dated as of November 1, 1957, a Sixth Supplemental Indenture dated as of June 1, 1960, a Seventh Supplemental Indenture dated as of April 1, 1964, an Eighth Supplemental Indenture dated as of November 1, 1970, a Ninth Supplemental Indenture dated as of March 31, 1973, a Tenth Supplemental Indenture dated as of November 1, 1974, an Eleventh Supplemental Indenture dated as of March 1, 1975, a Twelfth Supplemental Indenture dated as of October 15, 1975, a Thirteenth Supplemental Indenture dated as of July 15, 1976, a Fourteenth Supplemental Indenture dated as of February 1, 1978, a Fifteenth Supplemental Indenture dated as of December 1, 1978, a Sixteenth Supplemental Indenture dated as of July 1, 1981, a Seventeenth Supplemental Indenture dated as of December 1, 1981, an Eighteenth Supplemental Indenture dated as of April 1, 1982, a Nineteenth Supplemental Indenture dated as of January 15, 1983, as amended, a Twentieth Supplemental Indenture dated as of May 1, 1985, a Twenty-first Supplemental Indenture dated as of June 1, 1986, a Twenty-second Supplemental Indenture dated as of October 1, 1989, a Twenty-third Supplemental Indenture dated as of July 1, 1991, a Twenty-fourth Supplemental Indenture dated as of February 1, 1992, a Twenty-fifth Supplemental Indenture dated as of July 1, 1992, a Twenty-sixth Supplemental Indenture dated as of January 1, 1993, and a Twenty-seventh Supplemental Indenture as of July 1, 1993, in each case supplementing and, in certain instances, modifying the Original Indenture, and each of which indentures provided for the creation of one or more new series of

          First Mortgage Bonds; and

               WHEREAS, pursuant to the Original Indenture, as so supplemented and modified, there have been executed, authenticated, delivered and issued and there are now outstanding First Mortgage Bonds of series and in principal amounts as follows:


                   Title                       Issued           Outstanding

          9 3/8% Series due 2021             30,000,000          29,400,000
          6 3/4% Pollution Control
                 Series due 2022             13,870,000          13,870,000
           8.30% Series due 2022             30,000,000          30,000,000
          Pollution Control Series
           due 2016                           4,085,000           4,085,000
          6 3/8% Series due 2003             20,000,000          20,000,000
           7.40% Series due 2023             25,000,000          25,000,000

          and

               WHEREAS, the Company desires to execute and deliver this Twenty-eighth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of better assuring, mortgaging, conveying and confirming unto the Trustee certain additional property acquired by the Company since the execution and delivery of the Twenty-seventh Supplemental Indenture which by the terms of the Original Indenture is or is intended to be subject to the lien thereof, for the purpose of adding to the covenants and agreements of the Company contained in the Original Indenture other covenants and agreements hereafter to be observed by the Company, and for the purpose of providing for the creation of a new series of Bonds to be designated, "First Mortgage Bonds, 7 7/8% Series due May 1, 2025" (hereinafter sometimes called the "Bonds of the 2025 Series") (the new Bonds of the 2025 Series being hereinafter sometimes referred to as the "new Bonds") (the Original Indenture as heretofore supplemented and/or modified by the aforesaid twenty-seven supplemental indentures and as supplemented and modified by this Twenty-eighth Supplemental Indenture being herein sometimes called the "Indenture"); and

               WHEREAS, all acts and proceedings required by law and by the charter and by-laws of the Company necessary to make the $15,000,000.00 principal amount of Bonds of the 2025 Series proposed to be initially issued, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, respectively, and to constitute the Indenture a valid and binding mortgage and deed of trust for the security of all of the Bonds, in accordance with its and their terms, have been done and taken;

          and the execution and delivery of this Twenty-eighth Supplemental Indenture have been in all respects duly authorized;

               NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of and premium, if any, and interest on all Bonds at any time issued and outstanding under the Indenture according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions in said Bonds and in the Indenture contained and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds of the 2025 Series, by the registered owners thereof, and of the sum of $1.00 lawful money of the United States of America duly paid to the Company by the Trustee at or before the ensealing and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, Savannah Electric and Power Company has executed and delivered this Twenty-eighth Supplemental Indenture, and has granted, bargained, sold, warranted, aliened, conveyed, assigned, transferred, mortgaged, pledged, hypothecated, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, convey, assign, transfer, mortgage, pledge, hypothecate, set over and confirm, unto NationsBank of Georgia, National Association, as Trustee, and to its successors in the trust, and to its assigns, forever, all and singular the following described property, rights, privileges and franchises acquired by the Company since the execution and delivery of the Twenty-seventh Supplemental Indenture, to-wit:

                                      CLAUSE I.

               All property, real, personal or mixed, tangible or intangible (other than excepted property as hereinafter defined) of every kind, character and description.

                                      CLAUSE II.

               Without in any way limiting anything in Clause I above or hereinafter described, all and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights-of-way, easements, servitudes, permits and licenses, lands under water, riparian rights, franchises, privileges, gas and electric generating plants, gas storage plants and facilities, water works, natural or other gas and electric transmission and distribution systems, gas gathering systems and tap lines, water works plants and water distribution systems, refrigeration plants and systems, hot water and steam heating plants and distribution systems, and all apparatus and equipment appertaining thereto, offices, buildings, warehouses, garages, and other structures, machine shops, poles, lines, conduits, ducts, machinery, engines, boilers, dynamos, generators, motors, tools, materials and supplies and all property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems or otherwise, other than excepted property as hereinafter defined.

                                     CLAUSE III.

               All corporate, federal, state, municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, grants, privileges and immunities of every kind and description (other than excepted property as hereinafter defined) and all renewals, extensions, enlargements and modifications of any of them.

                                      CLAUSE IV.

               Also all other property, real, personal or mixed, tangible or intangible (other than excepted property as hereinafter defined) of every kind, character and description and wheresoever situated, whether or not useful in the generation, manufacture, production, transportation, distribution, sale or supplying of gas, electricity, water, hot water or steam or refrigeration.

                                      CLAUSE V.

               Together with all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, rights, privileges, licenses and franchises and all other appurtenances whatsoever belonging or in any wise appertaining to any of the property hereby mortgaged or pledged or intended so to be, or any part thereof, and the reversion and reversions, remainder and remainders, and the rents, revenues, issues, earnings, income, products and profits thereof, and of every part and parcel thereof, and all the estate, right, title, interest, property, claim and demand of every nature whatsoever of the Company at law, in equity or otherwise howsoever, in, of and to such property and every part and parcel thereof.

                                  EXCEPTED PROPERTY

               There is, however, expressly excepted and excluded from this Twenty-eighth Supplemental Indenture and from the lien and operation of the Indenture:

                    A. Any and all property expressly excepted and excluded from the Original Indenture and from the lien and operation thereof by Paragraph A under the heading "Excepted Property" of the Granting Clauses of the Original Indenture and of the character excepted by Paragraphs B to H, both inclusive, under said heading "Excepted Property" of the Granting Clauses of the Original Indenture; and

                    B. All property which has been released by the Trustee or otherwise properly disposed of by the Company free from the lien of the Original Indenture, as supplemented and modified, in accordance with the provisions thereof.

               Provided, however, that if upon the occurrence of an event of default as provided in the Indenture, the Trustee or any receiver appointed under the Indenture or upon the application of the Trustee or the holders of Bonds outstanding under the Indenture shall enter upon or take possession of the trust estate thereunder, the Trustee or such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property hereinabove excepted and reserved from the lien of the Indenture then on hand which is used or useful in connection with the business of the Company and use and administer the same, to the extent permitted by law, to the same extent as if such property were part of the trust estate under the Indenture, unless and until such default shall be remedied and possession of the trust estate restored to the Company, its successors or assigns.

               TO HAVE AND TO HOLD all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors and assigns, forever;

               SUBJECT, HOWEVER, to (a) the exceptions, reservations, restrictions, conditions, limitations, covenants and matters, if any, recited in the Indenture, (b) any permitted encumbrances as defined in Subsection B of Section 1.11 of the Original Indenture and (c) with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition;

               BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds of each series and coupons authenticated and delivered under the Indenture, and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 11.28 of the Original Indenture, so that, subject to said Section 11.28, each and all of said Bonds of each series and coupons shall have the same right, lien and privilege under the Indenture and shall be equally secured thereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all of the Bonds of each series and coupons had been issued, sold and negotiated simultaneously on the date of the delivery of the Original Indenture;

               AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions hereinafter set forth and declared.

                                     ARTICLE ONE
                            BONDS OF THE 2025 SERIES AND
                         CERTAIN PROVISIONS RELATING THERETO

               Section 1.01. Terms of the New Bonds. There shall be and hereby is created a series of new Bonds, to be issued under and secured by the Original Indenture, as heretofore supplemented and modified and as hereby supplemented and modified, known as and entitled "First Mortgage Bonds, 7 7/8% Series due May 1, 2025" and the form thereof shall be substantially as hereinafter set forth in Section 1.06.

               The principal amount of the new Bonds of such Series shall not be limited except as provided in Section 2.01 of the Original Indenture and except as may otherwise be provided in a further indenture supplemental thereto.

               The definitive new Bonds of such Series shall be issued only as registered Bonds without coupons of the denomination of $1,000 or of any multiple thereof. May 1, 1995, shall be the date of the commencement of the first interest period for new Bonds of such Series. All new Bonds of the 2025 Series shall mature May 1, 2025. Bonds of the 2025 Series shall bear interest at the rate of 7 7/8% per annum from the date thereof until the payment of the principal thereof, such interest to be payable semi-annually on May 1 and November 1 in each year commencing November 1, 1995. The principal of, and the premium, if any, and interest on, the new Bonds of such Series shall be payable in lawful money of the United States of America. Principal of and premium, if any, on new Bonds of such Series will be payable at the principal corporate trust office in the City of Atlanta, Georgia, of the Trustee, or, at the option of the holders, at the agency office of the Trustee in New York City; except that, in case of the redemption as a whole at any time of new Bonds then outstanding, the Company may designate in the redemption notice other offices or agencies, at which, at the option of the holders, Bonds of such Series may be surrendered for redemption and payment.
          Except as hereinafter provided, interest on new Bonds of such Series shall be payable at the principal corporate trust office in the City of Atlanta, Georgia, of the Trustee, or, at the option of the holders, at the agency office of the Trustee in New York City, to the holder of record on the record date as hereinbelow defined. Interest on the new Bonds of such Series shall, unless otherwise directed by the holders thereof, be paid by checks payable to the order of the persons entitled thereto, mailed by the Trustee by first class mail, postage prepaid, to their addresses as they appear on the registration books of the Company for new Bonds of such Series.

               The signature of any officer or officers of the Company executing any new Bonds of such Series or attesting the corporate seal thereon may be facsimiles, engraved or printed.

               The definitive new Bonds of such Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

               Notwithstanding any provisions in the Indenture to the contrary and except as provided in this Section 1.01, each Bond of such Series shall be dated as provided in Section 2.05 of the Original Indenture, and shall bear interest on the principal amount thereof from the date thereof, or if the date thereof is prior to October 15, 1995, then from May 1, 1995, or if the date thereof be an interest payment date to which interest is being paid or a date between the record date for any such an interest payment date and such interest payment date, then from such interest payment date; provided, however, that if there shall be an existing default in the payment of interest on new Bonds of such Series then, unless moneys sufficient for the payment of interest on the next interest payment date shall have been deposited with the Trustee, Bonds authenticated between the record date and payment date shall bear interest from the next preceding date to which interest has been paid on the new Bonds of such Series, or if no interest has been paid, from May 1, 1995.

               Notwithstanding any provisions in the Indenture to the contrary, the person in whose name any new Bond of such Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date for such Series shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such new Bond of such Series upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of new Bonds of such Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any new Bonds of such Series shall be the registered holders of such new Bonds of such Series on the record date for payment of such defaulted interest. The term "record date" as used in this Section 1.01, and in the form of the new Bonds of such Series, with respect to any interest payment date applicable to the new Bonds of such Series, shall mean the close of business on the April 15 next preceding the May 1 interest payment date, or the October 15 next preceding the November 1 interest payment date, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed), or such record date established for defaulted interest as hereinafter provided.

               In case of failure by the Company to pay any interest when due the claim for such interest shall be deemed to have been transferred by transfer of any new Bond of such Series registered on the books of the Company and the Company, by not less than 10 days' written notice to bondholders, may fix a subsequent record date, not more than 30 days prior to the date fixed for the payment of such interest, for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

               As permitted by the provisions of Section 2.10 of the Indenture and upon payment at the option of the Company of a sum sufficient to reimburse it for any stamp tax or other governmental charge as provided in Section 2.11 of the Indenture, new Bonds of such Series may be exchanged for other registered Bonds of such Series of different authorized denominations of like aggregate principal amount. Notwithstanding the provisions of Section 2.11 of the Indenture, no further sum, other than the sum sufficient to reimburse the Company for such stamp taxes or other governmental charges, shall be required to be paid upon any exchange of Bonds of such Series or upon any transfer thereof.

               The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring new Bonds of such

          Series, and be the paying agent for the new Bonds of such Series. Notwithstanding any provision in the Indenture to the contrary, neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of such Series for a period of fifteen days next preceding any designation of Bonds of such Series to be redeemed and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

               Section 1.02. Redemption Provisions for Bonds of the 2025 Series. The Bonds of the 2025 Series shall be subject to redemption prior to maturity, as a whole at any time or in part from time to time,

                    (a) prior to May 1, 2000, new Bonds of the 2025 Series shall not be redeemable at the option of the Company or by operation of the sinking fund provided for new Bonds of such Series in Section 1.03 hereof or the sinking fund provisions of any other indenture or indentures supplemental to the Original Indenture, the improvement fund provided for in
               Section 4.04 of the Original Indenture and in Section 1.04 hereof, or by use of proceeds of released property;

                    (b) on or after May 1, 2000, any or all of the new Bonds of the 2025 Series shall be redeemable at the option of the Company, upon payment of the applicable percentage of the principal amount thereof during the respective periods set forth under the heading "Regular Redemption Price" in the tabulation in the form of the Bonds of the 2025 Series set forth in Section 1.06 hereof; or

                    (c) on or after May 1, 2000, upon payment of the applicable percentage of the principal amount thereof during the respective periods set forth in said tabulation under the heading "Special Redemption Price," either

                          (i) through the application of cash deposited with the Trustee for the sinking fund for the new Bonds of such Series provided for in Section 1.03 hereof or pursuant to the sinking fund provisions of any other indenture or indentures supplemental to the Original Indenture; or

                        (ii)  on or after May 1, 2000, through the
                    operation of the improvement fund provided for in
                    Section 4.04 of the Original Indenture and in Section
                    1.04 hereof; or

                       (iii)  on or after May 1, 2000, through the
                    application of cash deposited with the Trustee as proceeds of released property pursuant to Article Six of the Original Indenture; or

                        (iv) in the event that all or substantially all of the outstanding common stock of the Company shall be acquired by any municipal or governmental body, agency, instrumentality or authority which has the power of eminent domain or the right to purchase or order the purchase of the trust estate or any nominee of any thereof and the Company shall elect to redeem all of the Bonds outstanding under the Indenture on a date within 12 months after such acquisition;

          together in any case with interest accrued thereon to the redemption date, upon not less than thirty days' nor more than ninety days' notice given by first class mail, postage prepaid, to the holders of record, at the date of such notice, of each of the Bonds of the 2025 Series affected, at his address as shown on the registration books of the Company for Bonds of the 2025 Series. Such notice shall be sufficiently given if deposited in the United States mail within such period. Neither the failure to mail such notice, nor any defect in any notice so mailed to any holder, shall affect the sufficiency of such notice with respect to other holders. The foregoing provision with respect to notice shall be subject to all other conditions and provisions of the Indenture not inconsistent herewith.

               Section 1.03. Sinking Fund for the New Bonds. The Company covenants and agrees that, so long as any new Bonds of such Series shall be outstanding under the Indenture, it will on or before June 1 in each year, commencing with June 1, 1996,

                    (a) deposit with the Trustee subject to the provisions of this Section cash and/or Bonds of any series authenticated under the Indenture then outstanding (taken at their principal amount) in an amount equal to the "sinking fund requirement" with respect to the new Bonds of such Series (which term, as used in this Section, shall mean for any year an amount equal to one (1%) per centum of the aggregate principal amount of Bonds of such Series authenticated and delivered by the Trustee pursuant to the provisions of Sections 5.03, 5.04 and 5.05 of the Indenture and issued by the Company prior to January 1 of that year, after deducting from such aggregate principal amount the principal amount of Bonds of such Series which, prior to January 1 of that year, have been deposited with the Trustee for cancellation as the basis for the release of property or for the withdrawal of cash representing proceeds of released property or have been purchased or redeemed by the use of proceeds of released property); or

                    (b) to the extent that it does not so deposit cash and/or Bonds, deliver to the Trustee a certificate of available additions in the form provided for in Section 3.03 of the Indenture, in which case the Trustee shall credit against the sinking fund requirement with respect to the new Bonds of such Series an amount equal to 60% of the amount of available additions made the basis of such action as shown in Item 6 of such certificate.

               The term "sinking fund certificate", as used in this Section, shall mean a certificate filed by the Company with the Trustee pursuant to this Section, which shall be an officers' certificate and which, unless one of the officers signing the same is an accountant, shall also be subscribed by an accountant. Such certificate may be a separate certificate with respect to the new Bonds of such Series or it may be combined with a sinking fund certificate or certificates filed pursuant to the sinking fund provisions of any other indenture or indentures supplemental to the Original Indenture.

               On or before the first day of June in each year beginning June 1, 1996, so long as any Bonds of such Series are outstanding under the Indenture, the Company shall deliver to the Trustee a sinking fund certificate showing the sinking fund requirement with respect to such Series for that year, the amount of cash, if any, and the principal amount of Bonds authenticated under the Indenture then outstanding, if any, then to be deposited by the Company with the Trustee and, if the Company elects to satisfy the sinking fund requirement with respect to such Series for that year in whole or in part by crediting available additions, the amount, if any, of available additions to be credited. The Company shall, concurrently with the delivery to the Trustee of such certificate, deposit with the Trustee the amount of cash, if any, and the principal amount of Bonds, if any, shown in such certificate.

               The Trustee shall hold any cash deposited with it under the provisions of this Section as a part of the trust estate until paid out as hereinafter provided. Any cash deposited with the Trustee under the provisions of this Section, at the request and election of the Company, may be withdrawn from, and/or shall be applied by, the Trustee from time to time as provided in Sections 7.02, 7.03, 7.04 or 7.05 of the Indenture; provided, however, such cash may be withdrawn as provided in said Section 7.02 in an amount up to but not exceeding 60% of the amount of available additions.

               Bonds deposited with the Trustee pursuant to this Section, or purchased or redeemed by the use of cash deposited pursuant to this Section, shall be cancelled and, as long as any Bonds of such Series are outstanding under the Indenture, shall not be made the basis for the authentication and delivery of Bonds or of any further action or credit under the Indenture.

               So long, but only so long, as any of the Bonds of such Series are outstanding, no property additions which have been made the basis of a credit to the sinking fund requirement for the Bonds of such Series pursuant to clause (b) of the first paragraph of this Section shall be made the basis of the authentication and delivery of Bonds or of any other action or credit under the Indenture and any such property additions shall be deemed to have been "certified or substituted hereunder" within the meaning of Subsection G of Section 1.10 of the Original Indenture.

               Section 1.04. Improvement Fund, Minimum Provision for Depreciation, Net Earnings Available for Interest. The provisions of Section 4.04 of the Original Indenture as to an improvement fund shall continue in effect; provided, however, the term "minimum provision for depreciation" shall have the meaning specified in Section 2.01 of the Twenty-second Supplemental Indenture. The amount to be deducted as provision for depreciation, obsolescence and/or depletion of the Company's bondable public utility property in determining net earnings available for interest pursuant to Section 1.12 of the Original Indenture shall be in an amount not less than the minimum provision for depreciation as defined in Section 2.01 of the Twenty-second Supplemental Indenture.

               The Company covenants that it will not, in any calendar year subsequent to 1999, redeem any Bonds of the 2025 Series through the operation of Section 4.04 of the Original Indenture or this
          Section in a principal amount which would exceed one (1%) per centum of the aggregate principal amount of Bonds of such Series initially authenticated and delivered under this Twenty-eighth Supplemental Indenture.

               Section 1.05. Restriction on Payment of Dividends on Common Stock. The Company covenants that, so long as any new Bonds of such Series shall be outstanding under the Indenture, it will not declare or pay any dividends, or make any other distributions (except (a) dividends payable or distributions made in shares of common stock of the Company and (b) dividends payable in cash in cases where, concurrently with the payment of the dividend, an amount in cash equal to the dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its common stock), on or in respect of common stock of the Company, or purchase or otherwise acquire or permit a subsidiary to purchase or otherwise acquire for a consideration any shares of common stock of the Company, if the aggregate of such dividends, distributions and such consideration for purchase or other acquisition of shares of common stock of the Company after March 31, 1995, shall exceed

                          (i)  the earned surplus of the Company
                    accumulated after March 31, 1995 (determined in accordance with generally accepted accounting principles and without giving effect to charges to earned surplus on account of such dividends, distributions or acquisitions or on account of the disposition of any amounts which may then be classified by the Company on its books as amounts in excess of the original cost of utility plant or to charges or credits to earned surplus on account of items inherent in the balance sheet at March 31, 1995), plus

                        (ii) the earned surplus of the Company accumulated prior to April 1, 1995, in an amount not exceeding $35,000,000, plus

                       (iii) such additional amount as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935.

               For the purposes of this Section 1.05, in determining the earned surplus of the Company accumulated after March 31, 1995, there shall be deducted the dividends accruing subsequent to March 31, 1995, on preferred stocks of the Company and the total amount, if any, by which the charges to income or earned surplus since March 31, 1995, as provision for depreciation, obsolescence and/or depletion of the Company's bondable public utility property shall have been less than the minimum provision for depreciation (as defined in Section 2.01 of the Twenty-second Supplemental Indenture). The term "consideration", as used in this Section, shall mean cash or fair value if the consideration be other than cash, and the term "provision for depreciation, obsolescence and/or depletion", as used in this Section, shall not be deemed to include provision for the amortization of any amounts classified by the Company on its books as amounts in excess of the original cost of utility plant.

               Section 1.06. Form of Bonds of the 2025 Series. The Bonds of the 2025 Series, and the form of Trustee's authentication certificate to be executed on the Bonds of the 2025 Series, are to be substantially in the following forms, respectively:

                      [Form of Face of Bonds of the 2025 Series]
          No.                                                     $

                         SAVANNAH ELECTRIC AND POWER COMPANY
                  First Mortgage Bond, 7 7/8% Series Due May 1, 2025


               SAVANNAH ELECTRIC AND POWER COMPANY, a Georgia corporation (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to _______________________________________
          or registered assigns, __________________________________ Dollars on May 1, 2025, and to pay to the registered owner hereof interest hereon from the date hereof at the rate per annum specified in the title of this bond, semi-annually on May 1 and on November 1 in each year until payment of the principal hereof.

               The interest so payable upon any May 1 or November 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the April 15 next preceding such May 1 or the October 15 next preceding such November 1, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed).

               The principal of, and the premium, if any, and interest on, this bond shall be paid in lawful money of the United States of America. Principal of and premium, if any, on this bond will be payable at the principal corporate trust office in the City of Atlanta, Georgia, of the Trustee under the Indenture mentioned on the reverse hereof or, at the option of the holder of this bond, at the agency office of the Trustee in New York City, except that, in case of the redemption as a whole at any time of the bonds of this series then outstanding, the Company may designate in the redemption notice other offices or agencies, at which, at the option of the registered holder hereof, this bond may be surrendered for redemption and payment. Interest on this bond will be payable at the principal corporate trust office in the City of Atlanta, Georgia, of the Trustee or, at the option of the holder of this bond, at the agency office of the Trustee in New York City; provided, however, that interest on this bond shall, unless otherwise directed by the registered holder hereof, be paid by check payable to the order of the registered holder entitled thereto and mailed by the Trustee by first class mail, postage prepaid, to such holder at his address as shown on the registration books of the Company for the bonds of this series.

               This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

               The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

               IN WITNESS WHEREOF, SAVANNAH ELECTRIC AND POWER COMPANY has caused these presents to be executed in its corporate name and behalf by the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal or a facsimile thereof to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries, all as of

                                    SAVANNAH ELECTRIC AND POWER COMPANY

                                    By:________________________________

                                    Attest:____________________________



                    [Form of Reverse of Bonds of the 2025 Series]

               This bond is one of the bonds, of the above designated series, of an authorized issue of bonds of the Company, known as First Mortgage Bonds, not limited as to the maximum aggregate principal amount except as otherwise provided in the Indenture hereinafter mentioned, all issued or issuable in one or more series under and equally secured (except insofar as any sinking fund, improvement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage dated as of March 1, 1945, duly executed and delivered by the Company to NationsBank of Georgia, National Association, formerly The Citizens and Southern National Bank (hereinafter sometimes referred to as the "Trustee"), as Trustee, as modified by the Third Supplemental Indenture dated as of October 1, 1954, the Eighth Supplemental Indenture dated as of November 1, 1970, the Ninth Supplemental Indenture dated as of March 31, 1973, the Thirteenth Supplemental Indenture dated as of July 15, 1976, the Fifteenth Supplemental Indenture dated as of December 1, 1978, the Sixteenth Supplemental Indenture dated as of July 1, 1981, the Seventeenth Supplemental Indenture dated as of December 1, 1981, the Nineteenth Supplemental Indenture dated as of January 15, 1983, as amended, the Twenty-second Supplemental Indenture dated as of October 1, 1989, the Twenty-third Supplemental Indenture dated as of July 1, 1991, the Twenty-fourth Supplemental Indenture dated as of February 1, 1992, the Twenty-fifth Supplemental Indenture dated as of July 1, 1992, the Twenty-sixth Supplemental Indenture dated as of January 1, 1993, the Twenty-seventh Supplemental Indenture dated as of July 1, 1993, as supplemented by all indentures supplemental thereto, and as supplemented and modified by a Twenty-eighth Supplemental Indenture dated as of May 1, 1995 (said Indenture of

          Mortgage, as so supplemented and modified, being herein sometimes called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

               Prior to May 1, 2000, the bonds of this series may not be redeemed at the option of the Company or by operation of the sinking fund or improvement fund provisions of the Indenture or by the application of the proceeds of released property.

               On or after May 1, 2000, the bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the principal amount thereof during the respective periods set forth in the tabulation below under the heading "Regular Redemption Price" and (b) by operation of the sinking fund or improvement fund provisions of the Indenture, by the application of the proceeds of released property or upon the acquisition of all or substantially all of the outstanding common stock of the Company by a public body, agency, instrumentality or authority or any nominee of any thereof, and the election of the Company to redeem all of the bonds outstanding under the Indenture on a date within 12 months after such acquisition, upon payment of the applicable percentage of the principal amount thereof during the respective periods set forth in the tabulation below under the heading "Special Redemption Price":

               Twelve-Month
                 Period               Regular            Special
               Beginning            Redemption         Redemption
               May 1                  Price              Price

                 2000                105.43%              100%
                 2001                105.07%              100%
                 2002                104.71%              100%
                 2003                104.35%              100%
                 2004                103.99%              100%
                 2005                103.62%              100%
                 2006                103.26%              100%
                 2007                102.90%              100%
                 2008                102.54%              100%
                 2009                102.18%              100%
                 2010                101.81%              100%
                 2011                101.45%              100%
                 2012                101.09%              100%
                 2013                100.73%              100%
                 2014                100.37%              100%
                 2015                100.00%              100%
                 2016                100.00%              100%
                 2017                100.00%              100%
                 2018                100.00%              100%
                 2019                100.00%              100%
                 2020                100.00%              100%
                 2021                100.00%              100%
                 2022                100.00%              100%
                 2023                100.00%              100%
                 2024                100.00%              100%

          together in any case with interest accrued thereon to the redemption date, upon prior written notice given by first class mail, postage prepaid, as provided in the Twenty-eighth
          Supplemental Indenture to holders of record of each bond affected not less than thirty days nor more than ninety days prior to the redemption date and subject to all other conditions and provisions of the Indenture.

               If this bond or any portion thereof ($1,000 or a multiple thereof) is called for redemption and payment duly provided for as specified in the Indenture, this bond or such portion thereof shall cease to be entitled to the lien of the Indenture from and after the date payment is so provided for and shall cease to bear interest from and after the redemption date.

               In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner either
          (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds (of authorized denominations of the same series) for the unredeemed balance of the principal amount of this bond. In the event of the redemption of this bond in whole, payment of the redemption price will be made only upon surrender of this bond.

               Modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons may be made only to the extent and in the circumstances permitted by the Indenture.

               This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, at the principal corporate trust office in the City of Atlanta, Georgia, of the Trustee, or at the agency office of the Trustee in New York, New York, upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

               The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto and subject to the terms and conditions set forth in said indenture.

               Neither the Company nor the Trustee shall be required to make transfers or exchanges of bonds of said series for a period of fifteen days next preceding any designation of bonds of said series to be redeemed, and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

               The Twenty-eighth Supplemental Indenture provides that in the event of any default in payment of the interest due on any interest payment date, such interest shall not be payable to the holder of the bond on the original record date but shall be paid to the registered holder of such bond on the subsequent record date established for payment of such defaulted interest.

               If an event of default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding may, in the cases, to the extent and as provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

               No recourse shall be had for the payment of the principal of or the premium, if any, or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.


               [Form of Trustee's Authentication Certificate for Bonds
                                 of the 2025 Series]

               This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

                                         NATIONSBANK OF GEORGIA,
                                         NATIONAL ASSOCIATION, as Trustee


                                         By:_______________________________
                                              Authorized Officer

                                     ARTICLE TWO

                               MODIFICATION OF CERTAIN
                           PROVISIONS OF ORIGINAL INDENTURE

               Section 2.01. Section 11.01 of the Original Indenture, as heretofore modified by Article Two of each of the Thirteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twenty-second Supplemental Indenture, the Twenty-third Supplemental Indenture, the Twenty-fourth Supplemental Indenture, the Twenty-fifth Supplemental Indenture, the Twenty-sixth Supplemental Indenture and the Twenty-seventh Supplemental Indenture, is hereby further modified by deleting the word "or" following the semicolon at the end of Clause (r), by adding the word "or" following the semicolon at the end of the Clause (s) and by adding after said Clause (s) the following Clause (t):

               "(t) anything herein contained to the contrary notwithstanding, with respect to the Bonds of the 2025 Series,

                    (1) if default shall be made in the due and punctual payment of any installment of interest on any Bond of the 2025 Series, when and as such interest installment shall become due and payable, and such default shall continue for a period of 60 days, or

                    (2) if default shall be made in the due and punctual satisfaction of the sinking fund obligations provided for in
               Section 1.03 of the Twenty-eighth Supplemental Indenture and such default shall continue for a period of 90 days."


                                    ARTICLE THREE

                          BONDS TO BE ISSUED AND OUTSTANDING

               Section 3.01. The aggregate principal amount of bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of the Original Indenture, as heretofore supplemented and modified and hereby supplemented and modified, will be $137,355,000 consisting of (a) $29,400,000 principal amount of First Mortgage Bonds, 9 3/8% Series due 2021,
          (b) $13,870,000 principal amount of First Mortgage Bonds, 6 3/4% Pollution Control Series due 2022, (c) $30,000,000 principal amount of First Mortgage Bonds, 8.30% Series due 2022, (d) $4,085,000 principal amount of First Mortgage Bonds, Pollution Control Series due 2016, (e) $20,000,000 principal amount of First Mortgage Bonds, 6 3/8% Series due 2003, (f) $25,000,000 principal amount of First Mortgage Bonds, 7.40% Series due 2023, and (g) $15,000,000 principal amount of First Mortgage Bonds,
          7 7/8% Series due 2025, established by resolution of the Board of Directors and to be issued upon compliance by the Company with the provisions of Article Five of the Original Indenture.


                                     ARTICLE FOUR

                                  SUNDRY PROVISIONS

               Section 4.01. This Twenty-eighth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and modified, is hereby confirmed. All terms used in this Twenty-eighth Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture, as heretofore supplemented and modified, except in cases where the context clearly indicates otherwise.

               Section 4.02. The recitals contained in this Twenty-eighth Supplemental Indenture are made by the Company and not by the Trustee; and all of the provisions contained in the Original Indenture, as heretofore supplemented and modified, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

               Section 4.03. The titles of Articles and any wording on the cover of this Twenty-eighth Supplemental Indenture are inserted for convenience only and are not a part thereof.

               Section 4.04. Although this Twenty-eighth Supplemental Indenture is dated for convenience and for the purpose of reference as of May 1, 1995, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

               Section 4.05. In order to facilitate the recording or filing of this Twenty-eighth Supplemental Indenture, the same may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, Savannah Electric and Power Company has caused this Twenty-eighth Supplemental Indenture to be signed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and NationsBank of Georgia, National Association, has caused this Twenty-eighth Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or one of its Trust Officers and its corporate seal to be hereunto affixed and attested by one of its Vice Presidents or one of its Trust Officers.

          Signed, sealed and delivered        SAVANNAH ELECTRIC AND POWER
          by Savannah Electric and Power      COMPANY
          Company this 23rd day of
          May, 1995, in the
          presence of:                        By:__________________________
                                                       Vice President
          _____________________________

                                              Attest:______________________
          _____________________________                Secretary

                                                       (Corporate Seal)
          _____________________________
          Notary Public
          Chatham County, Georgia


          Signed, sealed and delivered        NATIONSBANK OF GEORGIA,
          by NationsBank of Georgia,          NATIONAL ASSOCIATION
          National Association,
          at Savannah, Georgia,
          this 23rd day of May,
          1995, in the presence of:           By:__________________________
                                                   Senior Vice President

          _____________________________
                                              Attest:______________________
                                                   Vice President
          _____________________________
                                                       (Corporate Seal)

          _____________________________
          Notary Public
          Chatham County, Georgia

          STATE OF GEORGIA     )
                               )  SS.:
          COUNTY OF CHATHAM    )


               Before me, the undersigned Notary Public in said State duly authorized to administer oaths, personally appeared Eileen E. Floyd, who being by me duly sworn, deposeth and saith on oath that she is a subscribing witness to the foregoing Twenty-eighth Supplemental Indenture executed by SAVANNAH ELECTRIC AND POWER COMPANY, grantor, to NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, as Trustee, grantee; that Savannah Electric and Power Company executed the foregoing and within Twenty-eighth Supplemental Indenture in the presence of this deponent and in the presence of Cynthia O. Rowland, the other subscribing witness, and that Savannah Electric and Power Company acted through K.R. Willis, its Vice President, Treasurer and Chief Financial Officer, and Lavonne K. Calandra, its Secretary; and the said K.R. Willis is known by this deponent to be Vice President, Treasurer and Chief Financial Officer of Savannah Electric and Power Company, and to have been such at the time of the execution of the said Twenty-eighth Supplemental Indenture, and the said Lavonne K. Calandra is known by this deponent to be Secretary of Savannah Electric and Power Company and to have been such at the time of the execution of the said Twenty-eighth Supplemental Indenture; that this deponent signed the said Twenty-eighth Supplemental Indenture as a subscribing witness in the presence of said Savannah Electric and Power Company, acting through its said Vice President, Treasurer and Chief Financial Officer and its said Secretary, and in the presence of the said Cynthia O. Rowland, the other subscribing witness; and the said Cynthia O. Rowland signed the said Twenty-eighth Supplemental Indenture as a subscribing witness in the presence of this deponent and of said Savannah Electric and Power Company, acting as aforesaid through its said Vice President, Treasurer and Chief Financial Officer and said Secretary.

               The undersigned Notary Public further certifies that K.R. Willis and Lavonne K. Calandra known to me to be Vice President, Treasurer and Chief Financial Officer and Secretary, respectively, of Savannah Electric and Power Company, the corporation described in and which executed the foregoing Twenty-eighth Supplemental Indenture, severally acknowledged before me that, being informed of the contents of said Twenty-eighth Supplemental Indenture, they executed the same voluntarily and as the act and deed of Savannah Electric and Power Company, for the uses and purposes therein expressed, being thereunto duly authorized by the Board of Directors of said Savannah Electric and Power Company; and that they know the seal of said Savannah Electric and Power Company, and that the seal affixed thereto is the corporate seal of said Savannah Electric and Power Company, and that the foregoing Twenty-eighth Supplemental Indenture was signed, sealed and delivered in the presence of Eileen E. Floyd and Cynthia O. Rowland, who then and there respectively subscribed the same as attesting witnesses.


                                              _____________________________
                                               Eileen E. Floyd

          Sworn to and subscribed before
          me this 23rd day of May, 1995.


          __________________________________
          Notary Public
          Chatham County, Georgia

          STATE OF GEORGIA     )
                               )  SS.:
          COUNTY OF CHATHAM    )


               Before me, the undersigned Notary Public in said State duly authorized to administer oaths, personally appeared Shirley B. Scott, who being by me duly sworn, deposeth and saith on oath that she is a subscribing witness to the foregoing Twenty-eighth Supplemental Indenture executed by SAVANNAH ELECTRIC AND POWER COMPANY, grantor, to NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, as Trustee, grantee; that NationsBank of Georgia, National Association, executed the foregoing and within Twenty-eighth Supplemental Indenture in the presence of this deponent and in the presence of Martell Z. Hall, the other subscribing witness, and that NationsBank of Georgia, National Association, acted through Joe Daniel, its Senior Vice President, and Richard
          R. Newell, its Vice President; and the said Joe Daniel is known by this deponent to be Senior Vice President of NationsBank of Georgia, National Association, and to have been such at the time of the execution of the said Twenty-eighth Supplemental Indenture, and the said Richard R. Newell is known by this deponent to be Vice President of NationsBank of Georgia, National Association and to have been such at the time of the execution of the said Twenty-eighth Supplemental Indenture; that this deponent signed the said Twenty-eighth Supplemental Indenture as a subscribing witness in the presence of said NationsBank of Georgia, National Association, acting through its said Senior Vice President, and its said Vice President, and in the presence of the said Martell Z. Hall, the other subscribing witness; and the said Martell Z. Hall signed the said Twenty-eighth Supplemental Indenture as a subscribing witness in the presence of this deponent and of said NationsBank of Georgia, National Association, acting as aforesaid through its said Vice Presidents.

               The undersigned Notary Public further certifies that Joe Daniel and Richard R. Newell, known to me to be Senior Vice President and Vice President, respectively, of NationsBank of Georgia, National Association, the corporation described in and which executed the foregoing Twenty-eighth Supplemental Indenture, severally acknowledged before me that, being informed of the contents of said Twenty-eighth Supplemental Indenture, they executed the same voluntarily and as the act and deed of NationsBank of Georgia, National Association, for the uses and purposes therein expressed, being thereunto duly authorized by the Board of Directors of said NationsBank of Georgia, National Association; and that they know the seal of said NationsBank of Georgia, National Association, and that the seal affixed thereto is the corporate seal of said NationsBank of Georgia, National Association, and that the foregoing Twenty-eighth Supplemental Indenture was signed, sealed and delivered in the presence of

          Shirley B. Scott and Martell Z. Hall, who then and there respectively subscribed the same as attesting witnesses.


                                              _____________________________
                                               Shirley B. Scott

          Sworn to and subscribed before
          me this 23rd day of May, 1995.


          __________________________________
          Notary Public
          Chatham County, Georgia